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                                                              Exhibit 23.2




INDEPENDENT AUDITORS' CONSENT


Deere & Company:


We consent to the incorporation by reference in Registration Statements
No. 2-90384, 33-55549 and 33-49742 of Deere & Company on Form S-8 of our report dated April 22, 1996 relating to the John Deere Savings and Investment Plan, appearing in this Annual Report on Form 10-K of Deere & Company for the year ended October 31, 1995.



/s/  DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Chicago, Illinois

April 22, 1996







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